UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 29, 2006
ALLIANCE DATA SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15749 (Commission File Number)	31-1429215 (IRS Employer Identification No.)
17655 WATERVIEW PARKWAY
DALLAS, TEXAS 75252
(Address and Zip Code of principal executive offices)
(972) 348-5100
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The information provided in Item 2.03 below is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
Simultaneously with entering into the credit facility referenced in Item 2.03 below, Alliance Data Systems Corporation (the “Company”) terminated the following existing credit facilities: (i) Credit Agreement (3-Year), dated as of April 10, 2003, among the Company, the Guarantor party thereto, the Banks from time to time party thereto and Harris N.A., as Administrative Agent and Letter of Credit Issuer, as amended from time to time and extended on April 7, 2005 (the “3-Year Facility”); (ii) Credit Agreement (364-Day), dated as of April 10, 2003, among the Company, the Guarantor party thereto, the Banks from time to time party thereto and Harris N.A., as Administrative Agent, as amended (the “364-Day Facility”); and (iii) Credit Agreement (Canadian), dated as of April 10, 2003, among Loyalty Management Group Canada, Inc. , the Guarantors party thereto, the Banks from time to time party thereto, Bank of Montreal as Letter of Credit Issuer and Harris N.A., as Administrative Agent, as amended (the “Canadian Facility,” and together with the 3-Year Facility and the 364-Day Facility, the “Prior Facilities”). In connection with the termination of the Prior Facilities, the Company repaid approximately $42 million in outstanding indebtedness under the Prior Facilities. The lending commitments under the Prior Facilities were scheduled to expire on April 3, 2008 for each of the 3-Year Facility and the Canadian Facility and April 5, 2007 for the 364-Day Facility, respectively.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
General Information
On September 29, 2006, the Company (as “Borrower”) and ADS Alliance Data Systems, Inc., Alliance Data Foreign Holdings, Inc., Epsilon Marketing Services, LLC and Epsilon Data Management, LLC (as “Guarantors”) entered into a Credit Agreement with Bank of Montreal, as Administrative Agent and Letter of Credit Issuer, BMO Capital Markets and SunTrust Capital Markets, Inc. as Co-Lead Arrangers and BMO Capital Markets as Sole Book Runner, and various other agents and banks (the “Credit Facility”). At the closing of the Credit Facility, the Company borrowed approximately $79 million under the Credit Facility to pay off the Prior Facilities and for general corporate purposes. Proceeds from advances under the Credit Facility will also be used to finance working capital, permitted acquisitions and stock repurchases as well as for general corporate purposes. The Credit Facility provides for a $540,000,000 revolving credit facility with a U.S. $50,000,000 sublimit for Canadian Dollar borrowings and a $50,000,000 sublimit for swing line loans. The Credit Facility includes an uncommitted accordion feature of up to $210,000,000 in the aggregate allowing for future incremental borrowings, subject to certain conditions. The lending commitments under the Credit Facility are scheduled to terminate September 29, 2011. The Credit Facility is unsecured.
Interest Rates and Fees
Advances under the Credit Facility are in the form of either base rate loans or eurodollar loans and may be denominated in U.S. dollars or Canadian dollars. The interest rate for base rate loans denominated in U.S. dollars fluctuates and is equal to the higher of (i) the Bank of Montreal’s prime rate and (ii) the Federal funds rate plus 0.5%, in either case with no additional margin. The interest rate for base rate loans denominated in Canadian dollars fluctuates and is equal to the higher of (i) the Bank of Montreal’s prime rate for Canadian dollar loans and (ii) the CDOR rate plus 1%, in either case with no additional margin. The interest rate for eurodollar loans denominated in U.S. or Canadian dollars fluctuates based on the rate at which deposits of U.S. dollars or Canadian dollars, respectively, in the London interbank market are quoted plus a margin of 0.5% to 1.0% based upon the Company’s Senior Leverage Ratio as defined in the Credit Facility.
Among other fees, the Company pays a facility fee of 0.1% to 0.2% per annum (due quarterly) on the aggregate commitments under the Credit Facility, whether used or unused, based upon the Company’s Senior Leverage Ratio as defined in the Credit Facility. The Company will also pay fees with respect to any letters of credit issued under the Credit Facility.
Covenants and Events of Acceleration
The Credit Facility contains usual and customary negative covenants for transactions of this type, including, but not limited to, restrictions on the Company’s ability, and in certain instances, its subsidiaries’ ability, to consolidate or merge; substantially change the nature of its business; sell, transfer or dispose of assets; create or incur indebtedness; create liens; pay dividends and repurchase stock; and make investments. The negative covenants are subject to certain exceptions, as specified in the Credit Facility. The Credit Facility also requires the Company to satisfy certain financial covenants, including maximum ratios of Total Capitalization and Senior Leverage as determined in accordance with the Credit Facility and a minimum ratio of Consolidated Operating EBITDA to Consolidated Interest Expense as determined in accordance with the Credit Facility.
The Credit Facility also includes customary events of default, including, among other things, payment default, covenant default, breach of representation or warranty, bankruptcy, cross-default, material ERISA events, a change of control of the Company, material money judgments and failure to maintain subsidiary guarantees.
Qualification
The preceding summary of the Credit Facility is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.
Joinder Agreement
On May 16, 2006, the Company issued and sold $250,000,000 aggregate principal amount of 6.00% Senior Notes, Series A, due May 16, 2009 (the “Series A Notes”) and $250,000,000 aggregate principal amount of 6.14% Senior Notes, Series B, due May 16, 2011 (the “Series B Notes” and together with the Series A Notes, the “Senior Notes”) pursuant to that certain Note Purchase Agreement, dated as of May 1, 2006 (the “Note Purchase Agreement”), among the Purchasers listed on Schedule A thereto and the Company. The payment obligations under the Senior Notes are required to be guaranteed by certain subsidiaries of the Company. As required under the Note Purchase Agreement, concurrent with their guaranty of the Credit Facility, each of Alliance Data Foreign Holdings, Inc., Epsilon Marketing Services, LLC and Epsilon Data Management, LLC have also entered into that certain Joinder to Subsidiary Guaranty in favor of the holders from time to time of the Senior Notes, a copy of which is attached as Exhibit 10.2 hereto and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
10.1	Credit Agreement, dated as of September 29, 2006, by and among Alliance Data Systems Corporation and certain subsidiaries parties thereto, as Guarantors, Bank of Montreal, as Administrative Agent, Co-Lead Arranger and Sole Book Runner, and various other agents and banks.

10.2	Joinder to Subsidiary Guaranty, dated as of September 29, 2006, by each of Epsilon Marketing Services, LLC, Epsilon Data Marketing, LLC and Alliance Data Foreign Holdings, Inc. in favor of the holders from time to time of the Senior Notes issued under the Note Purchase Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: October 2, 2006	By:	/s/ Edward J. Heffernan

Edward J. Heffernan
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Credit Agreement, dated as of September 29, 2006, by and among Alliance Data Systems Corporation and certain subsidiaries parties thereto, as Guarantors, Bank of Montreal, as Administrative Agent, Co-Lead Arranger and Sole Book Runner, and various other agents and banks.

10.2	Joinder to Subsidiary Guaranty, dated as of September 29, 2006, by each of Epsilon Marketing Services, LLC, Epsilon Data Marketing, LLC and Alliance Data Foreign Holdings, Inc. in favor of the holders from time to time of the Senior Notes issued under the Note Purchase Agreement.

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